EXHIBIT 99.2


Press Release

SOURCE: FelCor Lodging Trust Incorporated

FelCor Exceeds Consensus Analyst Estimates; Fourth Quarter 2001 FFO Per Share of $0.21

IRVING, Texas, Feb. 6 /PRNewswire-FirstCall/ -- FelCor Lodging Trust Incorporated (NYSE: FCH - news), one of the nation's largest hotel real estate investment trusts (REITs), today reported operating results for the fourth quarter and year ended December 31, 2001.

FelCor's operating results for the fourth quarter and full year 2001 reflect the soft lodging demand resulting from the general economic recession and the aftermath of the September 11 events.

Fourth Quarter Results:

FelCor's fourth quarter 2001 recurring Funds From Operations ("FFO") of $13.8 million or $0.21 per share exceeded consensus analyst estimates of $0.20 per share. FFO for the same period last year totaled $62.4 million, or $0.94 per share. Fourth quarter 2001 recurring Earnings Before Interest, Taxes, Depreciation, Amortization, and other non-cash charges ("EBITDA") totaled $60.8 million, compared to $109.1 million for fourth quarter 2000. For the quarter, the Company reported a net loss of $35.4 million, or a loss of $0.67 per share, compared to fourth quarter 2000 earnings of $35.1 million, or net income of $0.66 per share. Historically, the fourth quarter has been the weakest quarter of the year for FelCor's operating results.

FelCor's total hotel portfolio revenue per available room ("RevPAR") for the fourth quarter decreased 23.0 percent, compared to the same period of 2000, with an October decline of 25.2 percent, a November decline of 23.6 percent and a December decline of 18.8 percent. For the quarter, occupancy declined 9.7 points to 55.2 percent, and average daily rate ("ADR") dropped 9.5 percent to $95.69, compared to the same quarter of 2000. The operating margin for FelCor's hotels during the fourth quarter 2001 decreased 340 basis points to 29.8 percent, compared to the same period in 2000.

In the fourth quarter, FelCor recorded $10 million of non-recurring expenses. These expenses consisted primarily of a loss provision of $7 million on 13 hotels held for sale, and a $2.2 million cost incurred in connection with the termination of interest rate swaps. The loss provision resulted from the recent changes in the economic climate and the impact on the estimated fair market value of the hotels held for sale. The swap termination cost was incurred in connection with the application of proceeds from FelCor's fourth quarter $100 million private placement of senior unsecured notes.

Full Year 2001 Results:

"In 2001, the lodging industry experienced the worst decline in demand seen in the last three decades. It began with the recession in April and was magnified by the events of September 11. In this difficult environment, FelCor continued to generate a strong cash flow with a full year FFO of $2.75 per share, and common shareholder dividends of $1.70 per share. We also continued to invest in our hotels completing $64 million of capital expenditures, which represents 4.5 percent of total hotel revenues," said Thomas J. Corcoran, Jr., FelCor's President and CEO.

For the year ended December 31, 2001, recurring FFO totaled $183.7 million, or $2.75 per share, compared to 2000 FFO of $288.6 million, or $4.29 per share. EBITDA for 2001 totaled $369.6 million, compared to $470.9 million in 2000. For the full year 2001, FelCor reported a net loss of $63.9 million, or a loss of $1.21 per share, compared to full year 2000 net income of $37.0 million, or $0.67 per share.

FelCor's total hotel portfolio RevPAR decreased 11.4 percent for 2001, occupancy declined 6.6 points, and ADR dropped 2.4 percent compared to full year 2000. The operating margin for FelCor's hotels decreased 260 basis points, to 33.6 percent, compared to full year 2000.

During 2001, the Company recorded $78 million of non-recurring expenses. These expenses consisted primarily of the previously reported lease termination costs of $37 million incurred in the first and second quarters, and $25 million of expenses associated with the MeriStar merger, which was terminated in the third quarter.

Capital Structure:

At December 31, 2001, FelCor had $1.94 billion of debt outstanding, which included $50 million drawn under its $615 million line of credit. The weighted average life of the Company's debt is seven years. At December 31, 2001, FelCor had $129 million in cash and cash equivalents.

During the fourth quarter, FelCor amended its line of credit to allow for the relaxation of certain financial covenants through September 2002. In December, FelCor was the first hotel REIT after September 11 to access the high yield market, completing a $100 million senior unsecured note issuance. The Company also entered into $175 million of fixed to floating interest rate swaps during the quarter.

"We are in a strong financial position to take advantage of an economic recovery. We have moderate leverage, minimal maturities over the next two years, $129 million in cash and equivalents (compared to $50 million outstanding under our line of credit), and a debt to annual EBITDA ratio of 4.9 times. However, during the first half of 2002, we plan to conserve cash," said Richard J. O'Brien, FelCor's Executive Vice President and Chief Financial Officer.

2002 Guidance:

For the first quarter of 2002, FelCor currently anticipates its portfolio RevPAR will be 16 to 18 percent below the comparable period of the prior year. FFO per share is expected to be within the range of $0.40 to $0.45 per share for the first quarter of 2002, and EBITDA is expected to be within the range of $74 million to $78 million for the same period. The RevPAR decline for January 2002 was approximately 21 percent.

FelCor currently anticipates that full year 2002 hotel portfolio RevPAR, compared to 2001, will be flat to negative three percent. RevPAR changes (negative) by quarter for 2002, compared to 2001 are currently expected to fall within the following ranges:

        First quarter                         (16)% to (18)%
        Second quarter                        (4)% to (7)%
        Third quarter                         6% to 9%
        Fourth quarter                        13% to 16%

FFO per share for 2002 is anticipated to be within the range of $2.20 to $2.60 per share and EBITDA to be within the range of $340 to $360 million. The Company is currently anticipating 2002 maintenance capital expenditures of between $40 and $50 million.

FelCor's decision to pay its common dividend will be determined each quarter based upon the operating results of that quarter, economic conditions, and other operating trends. We currently anticipate that FelCor should be able to pay an aggregate of $1.00 in dividends per common share during 2002, based on the low end of the Company's current FFO guidance.

"During 2002, we anticipate a gradual recovery in lodging demand and believe the industry is headed towards a recovery in the second half of the year. FelCor is well positioned for these challenging times and to take advantage of opportunities that may result from them. We will continue to work closely with our brand managers to improve the competitive positioning of our hotels," added Mr. Corcoran.

FelCor is the only lodging REIT that owns a diversified portfolio of nationally-branded, upscale and full-service hotels managed by strategic brand managers such as Hilton Hotels, Six Continents Hotels, and Starwood Hotels & Resorts. FelCor is competitively positioned to deliver superior shareholder returns through its strong management team, strategic brand manager alliances, diversified upscale and full-service hotels, value creation expertise, and financial strength. FelCor is the owner of the largest number of Embassy Suites(R), Crowne Plaza(R), Holiday Inn(R) and independently owned Doubletree(R)-branded hotels. FelCor has a current market capitalization of approximately $3.2 billion. Additional information can be found on the Company's website at www.felcor.com.

FelCor invites you to listen to the Company's fourth quarter 2001 conference call on February 7, 2002, at 9:00 a.m. (Central Standard Time). The conference call will be webcast simultaneously via the Company's website at www.felcor.com. Interested investors and other parties who wish to access the call should go to the Company's website and click on the conference call microphone icon on either the Investor Relations or FelCor News pages. In addition, a phone replay will be available from Thursday, February 7, 2002 at 1:00 p.m. (Central Standard Time) through Thursday, February 28, 2002, at 7:00 p.m. (Central Standard Time) by dialing 888-280-8039 (access code is 9396). A recording of the call also will be archived and available at www.felcor.com.

With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the timing and magnitude of any recovery from the current recession, future acts of terrorism, the availability of capital, and numerous other factors may affect future results, performance and achievements. These risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

                                  Introduction

The following financial information is presented in order to help our investors understand the financial position of the Company for the periods ended and as of December 31, 2001 and 2000.
                              Information to Follow

     Fourth Quarter Highlights
     Financial Profile
     Results of Operations - Three Months Ended Results of Operations - Full Year Reconciliation of FFO and EBITDA - Three Months Ended Reconciliation of FFO and EBITDA - Full Year Debt Outstanding at December 31, 2001 Hotel Performance Statistics RevPAR Performance for Selected States Brand Distribution Selected State Distribution

                         Fourth Quarter 2001 Highlights

     -- In October, $300 million in senior notes were redeemed which had been held in escrow subject to the MeriStar merger closing. The merger was terminated as a result of the disruption in the financial markets in the aftermath of September 11.

     -- In November, FelCor amended certain terms of its $615 million unsecured line of credit to allow for the relaxation of certain financial covenants through September 30, 2002.

     -- In December, FelCor completed a private placement of $100 million, which was an add-on to its existing 9.5 percent senior notes due 2008. Proceeds were used to partially paydown the Company's line of credit.

     -- In December, FelCor entered into interest rate swaps that effectively swapped its $175 million of 7.375 percent senior notes due 2004 to a floating rate of LIBOR plus 320 basis points. These swaps had an initial positive carry of over 200 basis points.

     -- During the fourth quarter, capital expenditures totaled $18 million. For the year ended December 31, 2001, the Company had $64 million of capital expenditures.

     -- FelCor sold the 182-room Doubletree Guest Suites(R) located in Tampa, Florida, realizing net sales proceeds of $3.4 million.

     -- On December 20, 2001, the Company declared fourth quarter dividends of $0.05 per share on its common stock and full preferred dividends of $0.4875 per share and $0.5625 per share on its $1.95 Series A cumulative convertible preferred stock and 9% Series B cumulative redeemable preferred stock, respectively.


                                Financial Profile

     At December 31, 2001, FelCor's financial profile was as follows:

     --   Interest coverage ratio                                 2.3x
     --   Debt (net of cash) to annual EBITDA                     4.9x
     --   Consolidated debt to investment in hotels, at cost      42.8%
     --   Borrowing capacity under its Line of Credit             $565 million
     --   Fixed interest rate debt to total debt                  88%
     --   Weighted average maturity of debt                       6.8 years
     --   Mortgage debt to total assets                           16.8%
     --   Cash and cash equivalents                               $129 million

                  Results of Operations - Three Months Ended
                    (in thousands, except per share data)

                                             Three Months Ended December 31,
                                                        Pro Forma
                                              2001      2000 (A)     2000
    Revenues:
      Hotel operating revenue:
        Room                               $229,339     $305,332       $---
        Food and beverage                    57,154       71,519        ---
        Other operating departments          15,882       24,541        ---
      Percentage lease revenue                  ---          ---    148,332
      Retail space rental and other revenue     535          564        631
          Total revenue                     302,910      401,956    148,963

    Expenses:
      Hotel operating expenses:
        Room                                 58,621       74,904        ---
        Food and beverage                    43,133       54,017        ---
        Other operating departments           7,519        9,005        ---
      Other property related costs           90,243      109,075        ---
      Management fees                        12,828       18,630        ---
      Taxes, insurance and lease expense     33,723       38,450     21,130
      Corporate expenses                      3,369        3,769      3,366
      Depreciation                           38,906       39,852     39,730
          Total operating expenses          288,342      347,702     64,226

    Operating income                         14,568       54,254     84,737
      Interest expense, net:
        Recurring financing                  40,005       40,240     40,235
        Merger related financing                274          ---        ---
      Swap termination expense                2,225          ---        ---
      Provision for losses on assets held
       for sale                               7,000          ---        ---

    Income (loss) before equity in income
     from unconsolidated entities, minority
     interests and gain on sale of assets   (34,936)      14,014     44,502
      Equity in income from unconsolidated
       entities                                 296       (1,839)     2,010
      Minority interests                      5,373       (1,684)    (5,341)
      Gain on sale of assets                    ---          135        135
    Net income (loss)                       (29,267)      10,626     41,306
      Preferred dividends                    (6,150)      (6,169)    (6,169)
    Net income (loss) applicable to common
     shareholders                          $(35,417)      $4,457    $35,137

    Diluted per common share data:
      Net income (loss) applicable to
       common shareholders                   $(0.67)       $0.08      $0.66
      Weighted average common shares
       outstanding                           52,639       53,616     53,202

     See footnotes following Year Ended Reconciliation of FFO and EBITDA.

                      Results of Operations - Full Year
                    (in thousands, except per share data)

                                                Years Ended December 31,
                                                        Pro Forma
                                              2001      2000 (A)     2000
    Revenues:
      Hotel operating revenue:
        Room                               $866,101   $1,028,267      $ ---
        Food and beverage                   157,812      188,207        ---
        Other operating departments          58,931       75,176        ---
      Percentage lease revenue              115,137      125,864    536,907
      Retail space rental and other
       revenue                                2,990        2,186      3,057
          Total revenue                   1,200,971    1,419,700    539,964

    Expenses:
      Hotel operating expenses:
        Room                                212,857      245,407        ---
        Food and beverage                   122,999      144,227        ---
        Other operating departments          26,789       29,682        ---
      Other property related costs          309,452      344,761        ---
      Management fees                        38,534       49,435        ---
      Taxes, insurance and lease expense    141,621      165,731     92,633
      Corporate expenses                     12,678       13,266     12,256
      Depreciation                          157,692      161,516    160,745
      Lease termination costs                36,604          ---        ---
      Merger termination costs               19,919          ---        ---
          Total operating expenses        1,079,145    1,154,025    265,634

    Operating income                        121,826      265,675    274,330
      Interest expense, net:
        Recurring financing                 158,343      156,712    156,712
        Merger related financing              5,486          ---        ---
      Swap termination expense                7,049          ---        ---
      Provision for losses on assets
       held for sale                          7,000       63,000     63,000

    Income (loss) before equity in income
     from unconsolidated entities, minority
     interests, gain on sale of assets and
     extraordinary items                    (56,052)      45,963     54,618
      Equity in income from unconsolidated
       entities                               7,346       10,958     14,820
      Minority interests                      7,283       (7,003)    (8,262)
      Gain on sale of assets                  3,417        4,388      4,388
    Income (loss) before extraordinary
     items                                  (38,006)      54,306     65,564
      Extraordinary charge from write off
       of deferred financing fees            (1,270)      (3,865)    (3,865)
    Net income (loss)                       (39,276)      50,441     61,699
      Preferred dividends                   (24,600)     (24,682)   (24,682)
    Net income (loss) applicable to
     common shareholders                   $(63,876)     $25,759    $37,017

    Diluted per common share data:
      Net income (loss) applicable to
       common shareholders                   $(1.21)       $0.46      $0.67
      Weighted average common shares
       outstanding                           52,622       55,933     55,519

     See footnotes following Year Ended Reconciliation of FFO and EBITDA.

                       Reconciliation of FFO and EBITDA
                (in thousands, except per share and unit data)

                                            Three Months Ended December 31,
                                                       Pro Forma
                                             2001       2000 (A)     2000
    Funds From Operations (FFO) (B):
    Net income (loss)                     $ (29,267)    $ 10,626    $41,306
    Provision for losses on assets held
     for sale                                 7,000          ---        ---
    Abandoned projects                          837          ---        ---
    Gain on sale of hotel                       ---         (135)      (135)
    Non-recurring merger financing costs        274          ---        ---
    Swap termination expense                  2,225          ---        ---
    Deferred rent                               ---          ---    (22,268)
    Series B preferred dividends             (3,234)      (3,234)    (3,234)
    Depreciation                             38,906       39,852     39,730
    Depreciation from unconsolidated
     entities                                 3,104        2,538      2,538
    Minority interest in FelCor Lodging LP   (6,026)         816      4,471
      FFO                                   $13,819     $ 50,463    $62,408
      Diluted FFO per common share and unit   $0.21        $0.75      $0.94
      Weighted average common shares and
       units outstanding                     66,641       66,968     66,137

    Earnings Before Interest, Taxes,
     Depreciation and Amortization (EBITDA):
    FFO                                     $13,819     $ 50,463    $62,408
    Interest expense                         40,635       40,813     40,808
    Interest expense from unconsolidated
     entities                                 2,413        2,239      2,239
    Amortization expense                        654          437        437
    Series B preferred dividends              3,234        3,234      3,234
      EBITDA                               $ 60,755     $ 97,186   $109,126

     See footnotes following Year Ended Reconciliation of FFO and EBITDA.


                       Reconciliation of FFO and EBITDA
                (in thousands, except per share and unit data)

                                                Years Ended December 31,
                                                       Pro Forma
                                            2001        2000 (A)     2000
    Funds From Operations (FFO) (B):
    Net income (loss)                      $(39,276)     $50,441    $61,699
    Extraordinary charge                      1,270        3,865      3,865
    Provision for losses on assets held
     for sale                                 7,000       63,000     63,000
    Abandoned projects                          837          ---        ---
    Gain on sale of hotel                       ---       (2,595)    (2,595)
    Lease termination costs                  36,604          ---        ---
    Merger costs:
      Termination costs                      19,919          ---        ---
      Non-recurring financing                 5,486          ---        ---
    Swap termination expense                  7,049          ---        ---
    Series B preferred dividends            (12,937)     (12,937)   (12,937)
    Depreciation                            157,692      161,516    160,745
    Depreciation from unconsolidated
     entities                                10,881       10,167     10,167
    Minority interest in FelCor Lodging LP  (10,868)       3,432      4,692
      FFO                                  $183,657     $276,889   $288,636
      Diluted FFO per common share
       and unit                               $2.75        $4.07      $4.29
      Weighted average common shares
       and units outstanding                 66,675       68,069     67,239

    Earnings Before Interest, Taxes,
     Depreciation and Amortization (EBITDA):
    FFO                                    $183,657     $276,889   $288,636
    Interest expense                        161,226      158,620    158,620
    Interest expense from unconsolidated
     entities                                 9,678        9,188      9,188
    Amortization expense                      2,093        1,480      1,480
    Series B preferred dividends             12,937       12,937     12,937
    EBITDA                                 $369,591     $459,114   $470,861

    (A) Pro forma 2000 is presented as if FelCor's acquisition of DJONT Operations L.L.C. and the acquisition of 12 hotel leases from Six Continents Hotels occurred January 1, 2000, and the acquisition of the remaining 88 hotel leases from Six Continents Hotels occurred on July 1, 2000.

    (B) FFO and EBITDA are adjusted for non-recurring items. With the exception of these adjustments, FelCor follows NAREIT's White Paper on Funds From Operations in computing FFO.

                                Debt Outstanding

    At December 31, 2001, debt consisted of the following (in thousands):

                                         Weighted
                                       Average Rate        Balance
    Line of credit                          4.48%           $49,675
    Senior term notes (A)                   8.45          1,192,232
    Mortgage debt                           8.01            687,810
    Other                                   8.77              8,691
      Total debt                            8.19%        $1,938,408

    (A) Includes fixed to floating interest rate swaps of $175 million effectively swapping the 7.375 percent senior term notes due in 2004 to LIBOR plus 320 basis points.

At December 31, 2001, future scheduled debt principal payments are as follows (in thousands):

      Year
      2002                                                  $12,922
      2003                                                   34,904
      2004                                                  238,903
      2005                                                   42,635
      2006                                                   14,217
      2007 and thereafter                                 1,602,595
                                                          1,946,176
      Discount accretion over term                           (7,768)
        Total debt                                       $1,938,408


                          Hotel Performance Statistics

The following table sets forth variances for 2001, compared to the same prior year period:
                                       Fourth Quarter Variance by Month
                                    Occupancy          ADR          RevPAR
                                   % Variance      % Variance     % Variance
    October                          (17.3)           (9.6)        (25.2)
    November                         (15.0)          (10.1)        (23.6)
    December                         (11.4)           (8.4)        (18.8)

      Fourth Quarter                 (14.9)           (9.5)        (23.0)

The RevPAR decline for the month of January 2002 was approximately 21 percent. The following table sets forth historical occupancy, ADR, RevPAR, and the percentage changes therein between the periods presented for the hotels in which the Company had an ownership interest at December 31, 2001.

                                          Occupancy (%)
                              Fourth Quarter               Full Year
                                            %                           %
                          2001     2000  Variance   2001      2000   Variance

    Embassy Suites
     hotels               60.1     68.4  (12.2)     67.0      74.1    (9.6)
    Holiday-branded
     hotels               53.8     62.8  (14.4)     64.3      69.0    (6.9)
    Crowne Plaza hotels   52.4     65.6  (20.1)     60.1      70.9   (15.1)
    Doubletree-branded
     hotels               56.8     66.4  (14.5)     65.0      70.3    (7.4)
    Sheraton-branded
     hotels               52.0     66.8  (22.2)     62.2      71.4   (12.9)
    Other hotels          50.0     57.7  (13.4)     58.7      63.3    (7.4)
      Total hotels        55.2     64.9  (14.9)     63.9      70.5    (9.2)

                                          ADR (dollars)
                              Fourth Quarter               Full Year
                                            %                           %
                         2001     2000   Variance   2001      2000   Variance

    Embassy Suites
     hotels             118.53   129.12   (8.2)   127.90    127.96    0.0
    Holiday-branded
     hotels              78.27    86.74   (9.8)    83.41     86.44    (3.5)
    Crowne Plaza hotels  93.75   109.67  (14.5)   101.62    106.00    (4.1)
    Doubletree-branded
     hotels              95.55   105.96   (9.8)   104.38    105.69    (1.2)
    Sheraton-branded
     hotels             103.03   114.29   (9.9)   109.14    112.47    (3.0)
    Other hotels         74.57    81.07   (8.0)    78.36     81.66    (4.0)
      Total hotels       95.69   105.79   (9.5)   102.18    104.64    (2.4)

                                          RevPAR (dollars)
                              Fourth Quarter               Full Year
                                            %                           %
                         2001     2000   Variance   2001      2000   Variance

    Embassy Suites
     hotels              71.21    88.38  (19.4)    85.66     94.78    (9.6)
    Holiday-branded
     hotels              42.09    54.51  (22.8)    53.64     59.68   (10.1)
    Crowne Plaza hotels  49.16    71.98  (31.7)    61.12     75.13   (18.6)
    Doubletree-branded
     hotels              54.26    70.35  (22.9)    67.88     74.26    (8.6)
    Sheraton-branded
     hotels              53.54    76.37  (29.9)    67.92     80.35   (15.5)
    Other hotels         37.30    46.80  (20.3)    45.97     51.72   (11.1)
      Total hotels       52.83    68.61  (23.0)    65.34     73.73   (11.4)


                    RevPAR Performance for Selected States

Hotels in Texas, California, Florida and Georgia contained the largest concentration of FelCor's hotels. The RevPAR changes during the periods ended December 31, 2001 (versus comparable periods for 2000) from FelCor's hotels in these states are as follows:
                                        RevPAR (dollars)
                          Fourth Quarter                Full Year
                   2001     2000   % Variance    2001      2000    % Variance

    Texas         41.88     55.06     (23.9)    51.70      58.78     (12.0)
    California    66.79    102.57     (34.9)    90.87     110.71     (17.9)
    Florida       47.66     65.10     (26.8)    64.08      71.99     (11.0)
    Georgia       50.68     60.99     (16.9)    62.80      67.93      (7.6)


                               Brand Distribution

                                     Number        Number     Percentage of
                                    of Hotels     of Rooms     Room Revenue

    Embassy Suites                     59          14,843         40.1
    Holiday-branded hotels             59          16,914         28.6
    Crowne Plaza                       18           5,963         11.5
    Doubletree-branded hotels          13           2,650          5.7
    Sheraton-branded                   10           3,269          7.0
    Other hotels                       24           4,848          7.1
      Total                           183          48,487        100.0

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                           Selected State Distribution

                                     Number        Number     Percentage of
                                    of Hotels     of Rooms     Room Revenue

    Texas                              41          11,138         18.2
    California                         19           6,026         17.3
    Florida                            17           5,529         11.2
    Georgia                            14           3,868          7.7
      Total for four states            91          26,561         54.4

                    SOURCE: FelCor Lodging Trust Incorporated